Exhibit 99.1

This Statement on Form 3 is filed by OCM Real Estate Opportunities Fund II, L.P. The principal business address of the reporting person is 333 South Grand Avenue, 28th  Fl., Los Angeles, CA 90071.

Name of Designated Filer:  OCM Real Estate Opportunities Fund II, L.P.

Date of Event Requiring Statement: November 25, 2002

Issuer Name and Ticker or Trading Symbol:   Lodgian Inc. [LGN]

OCM REAL ESTATE OPPORTUNITIES FUND II, L.P.		January 31, 2008

By: Oaktree Fund GP II, L.P.
Its: General Partner

/s/	Todd E. Molz
By:	Todd E. Molz
Title:	Authorized Signatory

/s/	Richard Ting
By:	Richard Ting
Title:	Authorized Signatory